EXHIBIT 11.1

                                ZYTEC CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE

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
                                                              Three Months Ended                  Nine Months Ended
                                                        -------------------------------     -------------------------------
                                                        September 28,     September 28,     September 28,     September 29,
                                                            1997              1996              1997              1996
                                                        ------------      ------------      ------------      ------------
Net income, as stated                                   $  3,808,000      $  1,774,000      $ 11,120,000      $  8,771,000
   Convertible debt interest reduction, net of tax           138,000              --             410,000              --
                                                        ------------      ------------      ------------      ------------
     Net income, as adjusted                               3,946,000         1,774,000        11,530,000         8,771,000
Net income per common and common
     equivalent share, primary                          $       0.33      $       0.18      $       1.00      $       0.87

Net income per common and common
     equivalent share, fully diluted                    $       0.32      $       0.18      $       0.95      $       0.87


Primary:
     Weighted average number of common
          shares outstanding                               9,515,428         9,102,513         9,371,870         8,935,519

     Common equivalent shares:
          Dilutive shares from convertible debt              877,193                             877,193
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                      1,737,354           970,955         1,240,607         1,090,382
                                                        ------------      ------------      ------------      ------------
                                                          12,129,975        10,073,468        11,489,670        10,025,901
                                                        ============      ============      ============      ============


Fully Diluted:
     Weighted average number of common
          shares outstanding                               9,515,428         9,102,513         9,371,870         8,935,519

     Common equivalent shares:
          Dilutive shares from convertible debt              877,193                             877,193
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                      2,042,031         1,007,431         1,922,236         1,141,456
                                                        ------------      ------------      ------------      ------------
                                                          12,434,652        10,109,944        12,171,299        10,076,975
                                                        ============      ============      ============      ============
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